EXHIBIT 3.2.1

AMENDED AND RESTATED BYLAWS

OF

ESTERLINE TECHNOLOGIES CORPORATION

(Amended and Restated

as of February 8, 2018)

ARTICLE I

Offices

Section 1.1 Registered Office. The address of the registered office of the corporation in the State of Delaware shall be at a location from time to time designated by the Board of Directors. The corporation’s registered agent shall be an agent from time to time designated by the Board of Directors.

Section 1.2 Other Offices. The Corporation may also have offices at such other places as the Board of Directors may determine from time to time, or the business of the Corporation may require.

ARTICLE II

Stockholders’ Meetings

Section 2.1 Place of Meetings. All meetings of stockholders shall be held at such place or places within or without the State of Delaware as may from time to time be fixed by the Board of Directors and specified in the respective notices or waivers of notice of such meetings. Alternatively, the Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but shall instead be held solely by means of remote communication as and to the extent permitted under Section 211 of the General Corporation Law of Delaware.

Section 2.2 Annual Meetings. The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on such date as may be designated by the Board of Directors.

Section 2.3 Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be held upon call of the President or any Vice President or the Secretary, or the majority of the Board of Directors.

Section 2.4 Notice. Notice of the time and place of any meeting of stockholders shall be given by personally delivering or mailing written notice thereof not less than ten (10) nor more than sixty (60) days before such meeting, but meetings may be held without notice if all stockholders are present thereat, or if notice is waived by those not present. Notice of special meetings shall state the object or purposes thereof.

Written notice of any meeting of stockholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the stockholder at the address of such stockholder as it appears on the records of the corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders under the General Corporation Law of Delaware, the Certificate of Incorporation, these Bylaws or otherwise may be given by a form of electronic transmission that satisfies the requirements of the General Corporation Law of Delaware.

An affidavit of the secretary, an assistant secretary, the transfer agent or other agent of the corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Section 2.5 Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute, by the Certificate of Incorporation or by these

Bylaws. If, however, a quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At any such adjourned meeting at which a quorum shall be present or represented any business may be transacted at the meeting as originally noticed; provided, however, that if after the adjournment a new record date is fixed for the adjourned meeting, notice of such adjourned meeting shall be given in accordance with Section 2.4 of these Bylaws.

Section 2.6 Organization. At each meeting of stockholders, the Chairman of the Board of Directors, or in his or her absence the President of the Corporation, shall act as Chairman of the meeting and preside thereat, and the Secretary or, in his absence, an Assistant Secretary or such other person whom the Chairman of the meeting shall appoint for such purposes, shall act as Secretary of such meeting and record the minutes thereof.

Section 2.7 Voting. At any meeting of the stockholders every stockholder having the right to vote shall be entitled to vote in person or by proxy appointed by any instrument in writing subscribed by such stockholder. Each stockholder shall have one vote for each share of stock having voting power, registered in his name on the books of the Corporation. Except as otherwise required by statute, by the Certificate of Incorporation or by these Bylaws, all matters shall be determined by a majority of the votes cast on such matter.

Section 2.8 Judges of Election. In the case of any vote by ballot, the directors, or in the case of their failure to do so, the meeting, shall appoint one or more persons to act as judges. The judges so appointed shall, before entering upon the discharge of their duties, be sworn faithfully to execute the duties as such judges with strict impartiality and according to the best of their ability, and the oath so taken shall be subscribed by them.

Section 2.9 Business to be Brought Before the Annual Meeting. At any annual meeting of stockholders held after the 2013 annual meeting of stockholders:

(a) No business may be transacted at an annual meeting of stockholders, other than business that is either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (iii) otherwise properly brought before the annual meeting by any stockholder of the Corporation (A) who is a stockholder of record or beneficial owner on the date of the giving of the notice provided for in this Section 2.9, on the record date for the determination of stockholders entitled to vote at such annual meeting and at the time of the annual meeting and (B) who complies with the notice procedures set forth in this Section 2.9 (and, in the case of nominations of directors, the requirements of Section 3.16 of Article III).

(b) In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation, which notice is not withdrawn by such stockholder at or prior to such annual meeting, and such business must otherwise be a proper matter for stockholder action.

(c) To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not fewer than 120 nor more than 150 days prior to the date of the annual meeting established pursuant to Section 2.2 hereof (or if less than 120 days’ notice or prior public disclosure of the date of the annual meeting is given or made to the stockholders, not later than the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made).

(d) To be in proper written form, a stockholder’s notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and record address of the stockholder proposing such business; (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder proposing such business; (iv) a description of all arrangements, agreements or understandings between any stockholder proposing business and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of any such stockholder in such business; (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting; (vi) a representation that such stockholder will update the information in contained in the notice as of the record date of the meeting, by written notice to the Corporation not later than 10 days after the record date for the meeting, and (vii) a representation whether any such stockholder intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding shares required to approve the proposal and/or otherwise to solicit proxies from stockholders in support of the proposal.

(e) No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 2.9. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the chairman of the annual meeting shall have the power and authority to determine whether any business proposed to be brought before the annual meeting was proposed in accordance with the foregoing procedures. If the chairman of the annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

(f) The determination of whether shares of capital stock of the Corporation are owned beneficially under this Section 2.9 shall be made in the same manner applicable to proposals submitted pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, or any successor provisions thereto.

Section 2.10 Consent of Stockholders in Lieu of a Meeting. Unless otherwise provided in the Certificate of Incorporation and subject to Section 5.4(b) of these Bylaws, any action which could be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, are (a) signed by the holders of outstanding stock having not fewer than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and (b) delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the records of proceedings of meetings of stockholders. Delivery made to the Corporation’s registered office shall be by hand or by certified mail or registered mail, return receipt requested. Every written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless written consents signed by a sufficient number of stockholders to take such action are delivered to the Corporation, in the manner required by this Section 2.10, within sixty (60) days of the date of the earliest dated consent delivered to the Corporation in the manner required by this Section 2.10. Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing. The validity of any consent executed by a proxy for a stockholder pursuant to an electronic transmission transmitted to such proxy holder by or upon the authorization of the stockholder shall be determined by or at the direction of the Secretary. A written record of the information upon which the person making such determination relied shall be made and kept in the records of the proceedings of the stockholders. Any such consent shall be inserted in the minute book as if it were the minutes of a meeting of stockholders. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

In the event of the delivery, in the manner provided by this Section 2.10 and applicable law, to the Corporation of written consent or consents to take corporate action and/or any related revocation or revocations, the Corporation shall engage independent inspectors of election for the purpose of performing promptly a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, no action by written consent and without a meeting shall be effective until such inspectors have completed their review, determined that the requisite number of valid and unrevoked consents delivered to the Corporation in accordance with this Section 2.10 and applicable law have been obtained to authorize or take the action specified in the consents, and certified such determination for entry in the records of the Corporation kept for the purpose of recording the proceedings of meetings of stockholders. Nothing contained in this Section 2.10 shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

ARTICLE III

Directors

Section 3.1 Powers. Except as otherwise provided by law, by the Certificate of Incorporation or by these Bylaws, the property, business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

Section 3.2 Number and Tenure. The Board of Directors shall be not less than seven (7) nor more than twelve (12) in number, as may be fixed from time to time by the Board of Directors, and the Board of Directors may increase or decrease the number of directors at any time within said limits, except as otherwise provided by the Certificate of Incorporation of the Corporation. The directors elected at each annual meeting of stockholders beginning with the 2018 annual meeting of stockholders shall hold office for a term expiring at the next annual meeting of stockholders and until their successors are duly elected and qualified, or until their earlier death, resignation, retirement, disqualification or removal. Each director elected prior to the 2018 annual meeting of stockholders, for a term expiring after the 2018 annual meeting of stockholders, shall continue to serve for the remainder of the original term for which each such director was elected and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal. Directors need not be stockholders.

Section 3.3 Election of Directors. Except as otherwise provided by law or by the Certificate of Incorporation, at each meeting of stockholders for the election of directors at which a quorum shall be present, a person shall be elected to the Board of Directors if the votes cast for such person’s election exceed the votes cast against such person’s election; provided, however, that the directors shall be elected by a plurality of the votes cast at any meeting of stockholders for which (i) the Secretary of the Corporation receives a notice that a stockholder has nominated a person for election to the Board of Directors in compliance with the nomination requirements for stockholder nominees for director set forth in Section 3.16 of these Bylaws and (ii) such nomination has not been withdrawn by such stockholder on or prior to the tenth day preceding the date the Corporation first mails its notice of meeting for such meeting to stockholders. If directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote against a nominee. Votes cast shall exclude abstentions with respect to that director’s election.

Section 3.4 Regular Meetings. The Board of Directors shall meet for the election of officers and for the transaction of any other business as soon as practicable after the annual meeting of stockholders, at such place as shall have been previously fixed for that purpose by resolution by the Board. Other regular meetings of the Board may be held at such times and places as the Board may from time to time determine. No motion of any such annual or regular meeting of the Board need be given, provided that whenever the time or place of such meetings shall be fixed or changed, notice of such action shall be mailed promptly to each director who shall not have been present at the meeting at which such action was taken, addressed to him at his address appearing upon the books of the Corporation.

Section 3.5 Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the President, the Secretary or any two directors. Notice of the time and place of any such special meeting of the Board of Directors shall be served personally upon each director or mailed, telegraphed or cabled to his address appearing upon the books of the Corporation at least two (2) days before the meeting. Notice of such special meetings need not be given to any director who is present thereat or who shall waive notice thereof, before or after such meeting, in writing.

Section 3.6 Action by Consent. Except as otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if prior to such action a written consent thereto is signed by all the members of the Board or of such committee and such written consent is filed with the minutes of proceedings of the Board of Directors or of such committee.

Section 3.7 Place of Meeting. Meetings of the Board of Directors may be held at such place or places within or without the State of Delaware as may be fixed by the Board or designated in the notice or waiver of notice of the meeting.

Section 3.8 Quorum. A majority of the directors (but in no case less than two directors), shall constitute a quorum for the transaction of business, but if, at any meeting of the Board, there be less than a quorum present, a majority of the directors present may, without further notice, adjourn the same from time to time until a quorum shall attend. A majority of such quorum shall decide any questions that may come before the meeting.

Section 3.9 Resignations. A resignation from the Board of Directors shall be deemed to take effect upon its receipt by the Corporation unless otherwise specified therein.

Section 3.10 Vacancies. Newly created directorships resulting from any increase in the authorized number of directors and any vacancies on the Board of Directors resulting from the death, resignation, retirement, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence to fill a vacancy on the Board of Directors resulting from the death, resignation, retirement, disqualification or removal of any director in a class elected prior to the 2018 annual meeting of stockholders for a term expiring after the 2018 annual meeting of stockholders shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred and thereafter until such director’s successor shall have been elected and qualified. Any director elected in accordance with the first sentence of this Section 3.10 to (i) fill a newly created directorship resulting from any increase in the authorized number of directors or (ii) fill a vacancy on the Board of Directors of the Corporation resulting from the death, resignation, retirement, disqualification or removal of any director elected at or after the 2018 annual meeting of stockholders shall hold office for a term expiring at the next annual meeting of stockholders and shall remain in office until his or her successor shall be elected and qualified or until such director’s death, resignation, retirement, disqualification or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Section 3.11 Removal. Any director or directors may, by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote for the election of directors, be removed from office at any time, either with or without cause.

Section 3.12 Compensation. Directors shall receive such reasonable compensation for their services as such, in the form of salary or a fixed fee for attendance at meetings, with expenses, if any, as the Board of Directors may from time to time determine. Nothing in this Section shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 3.13 Committees. The Board of Directors, from time to time, by resolution adopted by a majority of the whole Board, may create such committee or committees of directors, consisting of two or more directors, for the purpose of advising with the Board in all such matters as the Board shall deem advisable and with such functions, powers and duties as the Board shall prescribe. A majority of all the members of any such committee may determine its action and fix the time and place of its meetings, unless the Board shall otherwise provide. Each such committee shall serve at the pleasure of the Board, which shall have the power at any time to change the members thereof, to fill vacancies therein, and to discharge any such committee, with or without cause. Committee members, or the chairman of a committee, shall receive such reasonable compensation for their or his services as such, in the form of salary or a fixed fee for attendance at meetings, with expenses, if any, as the Board of Directors may from time to time determine. Nothing herein contained shall be construed to preclude any committee member from serving the Corporation in any other capacity and receiving compensation therefor.

Section 3.14 Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board of Directors and stockholders at which he shall be present, and shall perform such other functions and responsibilities and have such other powers and duties as may be conferred upon him by the Board of Directors.

Section 3.15 Lead Independent Director. If appointed, the Lead Independent Director shall serve at times that the Board of Directors does not have a non-management Chairman of the Board. At such times, the Lead Independent Director shall (a) advise and coordinate with the Chairman of the Board on scheduling, agenda, and information provided to directors prior to and between Board meetings; (b) chair and develop the agenda for meetings of the non-management directors and, if necessary, meetings of the “independent” directors (as that term is defined by applicable securities laws and exchange regulations); (c) serve as principal liaison between the non-management directors and senior management; (d) serve as principal contact for inquiries and other concerns raised by the stockholders or other interested parties that are delivered to the Lead Independent Director in accordance with procedures adopted from time to time by the Board of Directors; and (e) perform such other functions and responsibilities and have such other powers and duties as may be conferred upon him by the Board of Directors.

Section 3.16 Nomination. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations for the election of directors may be made (a) by or at the direction of the Board of Directors or (b) by any stockholder of record entitled to vote for the election of directors at such meeting; provided, however, that a stockholder may nominate persons for election as directors only if written notice of such stockholder’s intention to make such nominations is received by the Secretary not fewer than 120 nor more than 150 days prior to the date of the annual meeting established pursuant to Section 2.2 hereof (or if less than 120 days’ notice or prior public disclosure of the date of the annual meeting is given or made to the shareholders, not later than the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made). Any such stockholder’s notice shall set forth (a) the name and address of the stockholder who intends to make a nomination; (b) a representation that the stockholder is entitled to vote at such meeting and a statement of the number of shares of the Corporation that are beneficially owned by the shareholder; (c) a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (d) as to each person the shareholder proposes to nominate for election or re-election as a Director, the name and address of such person and such other information regarding such nominee as would be required in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had such nominee been nominated by or at the direction of the Board of Directors, and a description of any arrangements or understandings, between the stockholder and such nominee and any other persons (including their names), pursuant to which the nomination is to be made; and (e) the consent of each such nominee to being named in the proxy statement as a nominee, to serve as a director if elected and a statement whether such person, if elected, intends to tender, promptly following such person’s election or re-election, an irrevocable resignation effective upon such person’s failure to receive the required vote for re-election at any subsequent meeting at which such person would face re-election and upon acceptance of such resignation by the Board of Directors. The procedures set forth in this Section 3.16 for nomination for the election of directors by stockholders are in addition to, and not in limitation of, any procedures now in effect or hereafter adopted by or at the direction of the Board of Directors or any committee thereof.

ARTICLE IV

Officers

Section 4.1 Officers. The officers of the Corporation shall be the Chairman of the Board, President and Chief Executive Officer, one or more Executive Vice Presidents, one or more Vice Presidents, a Secretary, a Treasurer and a Controller. The Board of Directors may also appoint one or more Assistant Secretaries, Assistant Treasurers and such other subordinate officers as it deems advisable, to hold office for such periods as are provided in these Bylaws or as may be provided in the resolutions appointing them. The Board of Directors may delegate to any officer the power to appoint any such subordinate officers and to prescribe power to appoint any such subordinate officers and to prescribe their respective terms of office, functions and duties. Any such subordinate officers shall perform such functions and duties as may be conferred upon them by these Bylaws, the Chief Executive Officer or the Board of Directors.

Section 4.2 Election, Term, Vacancies, etc. Each officer (except such subordinate officers as may be appointed in accordance with the provisions of Section 4.1) shall be elected by the Board of Directors. Each such officer (whether elected at the first meeting of the Board of Directors following the annual meeting of the stockholders or to fill a vacancy or otherwise) shall hold office until the first meeting of the Board of Directors after the next annual meeting of stockholders and until his successor shall have been elected, or until his death, resignation or removal. Any officer specifically designated in Section 4.1 may be removed at any time, with or without cause, at any meeting of the Board of Directors by the affirmative voice of a majority of all the directors then in office. Any subordinate office appointed in accordance with the provisions of Section 4.1 may be removed at any time, with or without cause, at any meeting of the Board of Directors by the affirmative vote of a majority of the directors present at such meeting, or by any superior officer upon whom such power of removal shall have been conferred by the Board of Directors. Any officer may resign at any time by giving written notice of his resignation to the Board of Directors or to the President or the Secretary. Such resignation shall take effect at the time specified therein, or if no time is so specified, at the time of receipt thereof. If an office becomes vacant for any reasons, the vacancy shall be filled for the unexpired portion of the term in the manner prescribed by these Bylaws for regular election or appointment to such office.

Section 4.3 Compensation. The salaries of the officers of the Corporation shall be fixed from time to time by the Board of Directors, except that the Board of Directors may delegate to any officer the power to fix the salaries or other compensation of any officers appointed in accordance with the provisions of Section 4.1.

Section 4.4 Powers. The officers of the Corporation shall have the following powers and duties, except as modified by the Board of Directors, and such other powers and duties as generally pertain to their respective offices:

(a) The Chairman of the Board, President and Chief Executive Officer shall perform and exercise such powers and responsibilities as normally pertain to such office and such other powers and duties as may be conferred upon him by these Bylaws.

(b) The Executive Vice Presidents and Vice Presidents shall, in such order of seniority as the Chief Executive Officer, or the Board of Directors may specify, in the absence or disability of the Chief Executive Officer, perform and exercise the duties of the Chief Executive Officer and shall have such other powers and duties as may be conferred upon them by these Bylaws, the Chief Executive Officer or the Board of Directors.

(c) The Treasurer shall administer the cash accounts of the Corporation and shall perform such functions and duties as normally pertain to such office by these Bylaws, the Chief Executive Officer or the Board of Directors.

(d) The Controller shall maintain the books and records of the Corporation, shall be the principal accounting officer of the Corporation and shall perform such functions and duties as normally pertain to such office and such additional duties as may be conferred upon him by these Bylaws, the Chief Executive Officer or the Board of Directors.

(e) The Secretary shall record the minutes of all meetings of the stockholders and directors at which he shall be present, shall have charge and custody of the minute books and corporate seal of the Corporation and shall perform such other duties and functions as normally pertain to this office and such additional duties as may be conferred upon him by these Bylaws, the Chief Executive Officer or the Board of Directors.

ARTICLE V

Stock

Section 5.1 Certificates. The certificates of stock of the Corporation shall be in such form and executed in such manner as may be prescribed by law and by the Board of Directors and shall be numbered and entered in the books of the Corporation as they are issued. They shall contain the holder’s name and the number of shares represented thereby and shall be signed by the President or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. If such certificate is countersigned (1) by a transfer agent other than the Corporation or its employee, or (2) by a registrar other than the Corporation or its employee, the signatures of the officers of the Corporation may be facsimiles.

Section 5.2 Transfer. Upon surrender to the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning such rules and regulations as it may deem expedient concerning the issuance, registration and transfer of certificates of stock, and may appoint transfer agents or transfer clerks and registrars thereof.

Section 5.3 Lost or Destroyed Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of a certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to make affidavit of the fact of such loss, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 5.4 Fixing the Record Date.

(a) Meetings, Dividends, Distributions and Other Rights. The Board of Directors may fix, in advance, a date, which shall not be more than sixty (60) days or less than ten (10) days before the date of any meeting of stockholders or any adjournment thereof, or the date for payment of any dividend or the date of allotment of rights, or the date when any change, conversion or exchange of capital shall be effected, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting or entitled to receive payment of any such dividend or any such allotment of rights or to exercise rights with respect to any such change, conversion or exchange of capital stock, and stockholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting or to receive payment of such dividend or allotment of rights, or to exercise such rights or take such other action, notwithstanding any transfer on the books of the Corporation after such record date.

b) Consent to Corporate Action in Lieu of a Meeting. For the purpose of determining the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10) days after the date on which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent pursuant to Section 2.10 of these Bylaws shall, by written notice to the Secretary, request that the Board of Directors fix a record date, which notice shall include the text of any proposed resolutions. If no record date has been fixed by the Board of Directors pursuant to this Section 5.4(b) or otherwise within ten (10) days of receipt of a valid request by a stockholder, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required pursuant to applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation pursuant to Section 2.10 of these Bylaws; provided, however, that if prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall in such an event be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

ARTICLE VI

Notices

Section 6.1 Manner of Notice. Whenever under the provisions of the statutes of the State of Delaware or the Certificate of Incorporation or of these Bylaws notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice; but such notice may be given in writing by mail by depositing the same in a post office or letter box in a postpaid, sealed wrapper, addressed to such director or stockholder at such address as appears on the books of the Corporation and such notice shall be deemed to be given at the time when the same shall be thus mailed.

Section 6.2 Waiver. Any notice required to be given under these Bylaws may be waived by a writing, signed by the person or persons entitled to said notice, whether before or after the time stated herein.

Section 6.3 When Notice Unlawful. Whenever any notice is required to be given by the Certificate of Incorporation or these Bylaws to any person, and communication with such person is then made unlawful by any statute or by any rule, regulation, order or proclamation issued thereunder, the giving of such notice to such person shall not be required, and the Corporation shall be under no duty to apply for a license or permit for the giving of any such notice.

ARTICLE VII

Depositors

The Board of Directors is authorized to select such depositories as it shall deem proper for the funds of the Corporation. The Board of Directors shall determine who shall be authorized in the Corporation’s behalf to sign bills, notes, receipts, acceptances, endorsements, checks, releases, contracts and other documents.

ARTICLE VIII

Books, Inspection, Etc.

A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in his name, shall be prepared and made available for the inspection of stockholders, for any purpose germane to the meeting, at the place of such meeting, or in such other place within the city where the meeting is to be held as shall be specified in the notice of the meeting, for ten days before any such meeting and shall be produced and kept open at the meeting during the whole time thereof. Unless authorized by resolution of the Board of Directors, no stockholder shall have the right to examine the accounts or books of the Corporation (other than the stock ledger) except as such right may be specifically conferred by the laws of the State of Delaware or by these Bylaws.

ARTICLE IX

Fiscal Year

The fiscal year of the Corporation shall be the twelve months ending on the last Friday of September in each year.

ARTICLE X

Forum for Adjudications of Disputes

Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any Director, officer, or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be the Court of Chancery of the State of Delaware or a federal court located within the State of Delaware, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants.

ARTICLE XI

Amendments

These Bylaws may be altered, repealed or amended by:

(a) the affirmative vote of a majority of the entire Board of Directors at any regular meeting of the Board, or at any special meeting of the Board, if notice of the proposed alteration or repeal be contained in the notice of such special meeting; or

(b) the affirmative vote of the holders of record of a majority in number of the shares present in person or by proxy and entitled to vote at an annual meeting of stockholders or at a special meeting thereof, the notice of which special meeting shall include the form of the proposed alteration or repeal or of the proposed new Bylaws, or a summary thereof;

provided, that, Article III, Section 3.3 of these Bylaws may be amended only as set forth in Paragraph (b) of this Article XI of these Bylaws, except that any amendment required by law or necessary or desirable to cure an administrative or technical deficiency may be made as provided in Paragraph (a) of this Article XI.